As filed with the Securities and Exchange Commission on April 21, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MEDIGUS LTD.

(Exact Name of Registrant as Specified in its Charter)

State of Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Omer Industrial Park, No. 7A, P.O. Box 3030

Omer 8496500, Israel

Tel: +972-72-260-2200

(Address and telephone number of Registrant’s principal executive offices)

Medigus USA LLC

1007 North Orange Street, 4th Floor,

Wilmington, DE, 19801, USA

Tel: +972-72-260-2200

(Name, address, and telephone number of agent for service)

Copies to:

Shachar Hadar, Adv.

Meitar | Law Offices

16 Abba Hillel Silver Rd.

Ramat Gan 52506, Israel

Tel: +972-3-610-3100

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered(1)		Proposed maximum aggregate price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Ordinary Shares, par value NIS 1.00 per share, represented by American depositary shares underlying previously issued Warrants(1)	80,703,860	(3)	$0.07	$5,649,270.20	$733.28
Total	80,703,860		$0.07	$5,649,270.20	$733.28

(1)	The ordinary shares registered hereby may be represented by American depository shares (ADSs). ADSs evidenced by American depositary receipts issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-203937). Each ADS represents twenty (20) ordinary shares. In addition to the shares set forth in the table, the amount to be registered includes an unidentified number of shares that may become issuable as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the registrant’s ordinary shares as reported on Tel Aviv Stock Exchange Ltd. on April 16, 2020.

(3)	Consists of 535,730 ADSs that may be acquired upon exercise of outstanding Series A Warrants and 37,501 ADSs that may be acquired upon the exercise of outstanding Placement Agent Warrants previously issued by us in March 29, 2017 as well as 3,263,325 ADSs that may be acquired upon exercise of outstanding Series C Warrants and 198,637 ADSs that may be acquired upon the exercise of outstanding Underwriter Warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 21, 2020

4,035,193 American Depositary Shares

Each Representing 20 Ordinary Shares

This prospectus relates to the disposition from time to time of up to 4,035,193 American Depositary Shares (“ADSs”), each representing twenty (20) of our ordinary shares, par value NIS 1.00 per share of Medigus Ltd. or Medigus, in the aggregate, which are issuable upon the exercise of warrants that have been offered and sold in two public offerings by Medigus, which took place in March 2017 and June 2018 respectively. We are not selling any ADSs under this prospectus and will not receive any of the proceeds from the sale of ADSs by the selling shareholders. We will, however, receive the net proceeds of any warrants exercised for cash.

The securities issued or issuable pursuant to those two offerings consist of the following:

(i) March 2017 public offering, or the 2017 Offering: 535,730 ADSs representing 10,714,600 Ordinary Shares, which are issuable upon the exercise of 535,730 Series A warrants, or the Series A Warrants, at a ratio of one ADS per one Series A Warrants and at an exercise price of $14 per ADS; and an additional 37,501 ADSs representing 750,020 Ordinary Shares, which are issuable upon the exercise of 37,501 warrants issued to the placement agent, or the Placement Agent Warrants, at a ratio of one ADS per one Placement Agent Warrants and at an exercise price of $17.50 per ADS; and

(ii) July 2018 public offering, or the 2018 Offering: 3,263,325 ADSs, representing Ordinary Shares, which are issuable upon the exercise of 65,266,500 Series C warrants, or the Series C Warrants, at a ratio of one ADS per Series C Warrant and at an exercise price of $3.50 per ADS; and an additional 198,637 ADSs, representing 3,972,740 Ordinary Shares, which are issuable upon exercise of 198,637 warrants issued to the underwriter, or the Underwriter Warrants, at a ratio of one ADS per Underwriter Warrant and at an exercise price of $4.375 per ADS.

We will bear all of the expenses incurred in connection with the registration of these shares. The selling shareholders will pay any underwriting discounts and selling commissions and/or similar charges incurred in connection with the sale of the shares.

The selling shareholders who purchased their securities in the 2017 offering and the 2018 Offering (including their pledges, donees, transferees, assignees or other successors-in-interest) may offer the ADSs from time to time through public or private transactions at prevailing market prices or at privately negotiated prices.

Our ordinary shares are currently traded on the Tel Aviv Stock Exchange (“TASE”) under the symbol “MDGS.” The last reported sale price of our ordinary shares on TASE on April 20, 2020 was NIS0.237, or $0.066, per share (based on the exchange rate reported by the Bank of Israel as of that date, which was NIS3.58 = $1.00).

Our ADSs are currently listed on the Nasdaq Capital Market under the symbol “MDGS.” The last reported sale price of our ADSs on the Nasdaq Capital Market on April 20, 2020 was $1.29.

Our Series C Warrants have been listed on the Nasdaq Capital Market since July 2018, under the symbol “MDGSW”. Each Series C Warrant will expire five years from the date of issuance. The last reported sale price of our Series C Warrants on the Nasdaq Capital Market on April 20, 2020 was $0.19.

There is no established trading market for the Series A Warrants, Placement Agent Warrants or Underwriter Warrants, and none of such warrants is or will be listed for trading on any national securities exchange.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and will be subject to reduced public company reporting requirements.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See Risk Factors beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2020

i

about this prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). Under the shelf registration statement, the selling shareholders may offer and resell up to 4,035,193 ADSs in one or more offerings. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the ADSs, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find Additional Information.”

You should rely only on the information provided or incorporated by reference in this prospectus, as well as the additional information described under “Incorporation of Certain Documents by Reference” on page 14 of this prospectus. Neither we nor the selling shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Before purchasing any securities, you should carefully read this prospectus, together with the additional information described under the sections entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find Additional Information” of this prospectus.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “ourselves,” “Medigus,” “our Company” or the “Company” refer to Medigus Ltd., an Israeli company, and its consolidated subsidiaries. The term “Warrants” shall be deemed to refer to together, the Series A Warrants, the Placement Agent Warrants, the Series C Warrants and the Underwriter Warrants. The terms “shekels,” “Israeli shekels” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, the terms “dollar,” “US$” or “$” refer to U.S. dollars, the lawful currency of the United States and the terms “EURO,” “EUR,” or “€” refer to Euros, the lawful currency of the member states of the European Union.

ii

PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus, including the financial statements and “Risk Factors” starting on page 6 of this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Business Overview

We previously engaged in the development, production and marketing of innovative miniaturized imaging equipment known as the micro ScoutCam™ portfolio for use in medical procedures as well as various industrial applications, through our Israeli subsidiary, ScoutCam Ltd. ScoutCam Ltd. was incorporated as part of a reorganization of the Company intended to distinguish the Company’s micro ScoutCam™ portfolio from the other operations of the Company and to enable the Company to form a separate business unit with dedicated resources, focused on the promotion of our miniaturized imaging technology. After we completed the transfer of all of the Company’s assets and intellectual property related to the Company’s miniature video cameras business into ScoutCam Ltd., we consummated a securities exchange agreement with Intellisense Solutions Inc., under which we received 60% of the issued and outstanding stock of Intellisense Solutions Inc. in consideration for 100% of our holdings in ScoutCam Ltd. Following the aforementioned transactions, Intellisense Solutions Inc. changed its name to ScoutCam Inc. Since the securities exchange agreement, the commercialization efforts relating to the ScoutCam™ portfolio are carried out exclusively by ScoutCam Inc.

ScoutCam Inc. is examining and pursuing additional applications for the micro ScoutCam™ portfolio outside of the medical device industry, among others, the defense, aerospace, automotive, and industrial non-destructing-testing industries, and plans to further expand the activity in these non-medical spaces.

In addition, we have been engaged in the development, production and marketing of innovative surgical devices with direct visualization capabilities for the treatment of Gastroesophageal Reflux Disease, or GERD, a common ailment, which is predominantly treated by medical therapy (e.g. proton pump inhibitors) or in chronic cases, conventional open or laparoscopic surgery. Our FDA-cleared and CE-marked endosurgical system, known as the Medigus Ultrasonic Surgical Endostapler, or MUSE™ (Medigus Ultrasonic Surgical Endostapler) system, enables minimally-invasive and incisionless procedures for the treatment of GERD by reconstruction of the esophageal valve via the mouth and esophagus, eliminating the need for surgery in eligible patients. We believe that this procedure offers a safe, effective and economical alternative to the current modes of GERD treatment for certain GERD patients, and has the ability to provide results which are equivalent to those of standard surgical procedures while reducing pain and trauma, minimizing hospital stays, and delivering economic value to hospitals and payers. The key elements of the MUSE™ system include a single-use endostapler containing several sophisticated innovative technologies such as flexible stapling technology, a miniature camera and ultrasound sensor, as well as a control console offering a video image transmitted from the tip of the endostapler. Our board of directors has determined to examine potential opportunities to sell our MUSE™ technology, or alternatively grant a license or licenses for the use of the MUSE™ technology.

Our MUSE™ System

Prevalence of GERD

GERD, is a worldwide disorder, with evidence suggesting an increase in GERD disease prevalence since 1995. The sample size weighted mean for the GERD population in the United States and Europe is 19.8% and 15.2% respectively. In the United States alone, over 49 million adults are affected by GERD, with over 29 million adults suffering daily from GERD symptoms. Proton pump inhibitors, or PPIs, are a class of effective and generally safe medication to treat GERD, but not everyone who experiences heartburn needs a PPI. Several PPIs have been widely advertised to consumers and heavily promoted by physicians. This has led to an overuse of the drug. PPIs are the third highest selling class of drugs in the U.S. and Nexium has the second highest retail sales among all drugs at $4.8 billion in 2008. This figure does not include sales of other brands of PPIs.

Treatment of GERD

Treatment of GERD involves a stepwise approach. The goals are to control symptoms, to heal esophagitis and to prevent recurrent esophagitis. The treatment is based on lifestyle modification and control of gastric acid through medical treatment (antacids, PPI’s, H2 blockers or other reflux inhibitors) or antireflux surgery.

Drug Treatment - Proton pump inhibitors (PPI)

For moderate to severe GERD, physicians usually prescribe PPIs. This class of drugs reduces acid production by the stomach, and thereby relieves the patients of their symptoms. Drugs of this class are among the most commonly prescribed medications in the world. There are several brands on the market, best known are Prilosec (omeprazole), Prevacid (lansoprazole) and Nexium (esomeprazole). Certain PPI drugs are available over the counter in the United States and in other countries, but the over the counter dosage may be inadequate to control GERD symptoms, except in mild cases.

Interventional Treatment

The most common operation for GERD is called a surgical fundoplication, a procedure that prevents reflux by wrapping or attaching the upper part of the stomach around the lower esophagus and securing it with sutures. Due to the presence of the wrap or attachment, increasing pressure in the stomach compresses the portion of the esophagus which is wrapped or attached by the stomach, and prevents acidic gastric content from flowing up into the esophagus. Today, the operation is usually performed laparoscopically: instead of a single large incision into the chest or abdomen, four or five smaller incisions are made in the abdomen, and the operator uses a number of specially designed tools to operate under video control.

MUSE™ Solution

Our product, the MUSE™ system for transoral fundoplication is a single use innovate device for the treatment of GERD. The MUSE™ technology is based on our proprietary platform technology, experience and know-how. Transoral means that procedure is perform through the mouth, rather than through incisions in the abdomen. The MUSE™ system is used to perform a procedure as an alternative to a surgical fundoplication. The MUSE™ system offers an endoscopic, incisionless alternative to surgery. A single surgeon or gastroenterologist can perform the MUSE™ procedure in a transoral way, unlike in a laparoscopic fundoplication which requires incisions.

The MUSE™ system consists of the MUSE™ console controller, the MUSE™ endostapler and several accessories, including an overtube, irrigation bottle, tubing supplies and staple cartridges. The MUSE™ endostapler incorporates a video camera, a flexible surgical stapler and an ultrasonic guidance system that is used to measure the distance between the anvil and the cartridge of the stapler, to ensure their proper alignment and tissue thickness. The device also contains an alignment pin, which is used for initial positioning of the anvil against the cartridge, two anvil screws, which are used to reduce the thickness of the tissue that needs to be stapled and to fix the position of the anvil and the MUSE™ endostapler during stapling. The system allows the operator to staple the fundus of the stomach to the esophagus, in two or more locations, typically around the circumference, thereby creating a fundoplication, without any incisions.

Endoscopic procedures generally involve less recovery time and patient discomfort than conventional open or laparoscopic surgery. These procedures are also typically performed in the outpatient hospital setting as opposed to an inpatient setting. Typically, outpatient procedures cost the hospital or the insurer less money since there is no overnight stay in the hospital.

The clearance by the FDA, or ‘Indications for Use’, of the MUSE™ system is “for endoscopic placement of surgical staples in the soft tissue of the esophagus and stomach in order to create anterior partial fundoplication for treatment of symptomatic chronic Gastro-Esophageal Reflux Disease in patients who require and respond to pharmacological therapy”. As such, the FDA clearance covers the use by an operator of the MUSE™ endostapler as described in the above paragraph. In addition, in the pivotal study that was presented to the FDA in order to gain clearance, only patients who were currently taking GERD medications (i.e. pharmacological therapy) were allowed in the study. In addition, all patients had to have a significant decrease in their symptoms when they were taking medication compared to when they were off the medication. As such, the FDA clearance included the indication that MUSE™ system is intended for patients who require and respond to pharmacological therapy. The MUSE™ system indication does not restrict its use with respect to GERD severity from a regulatory point of view. However, clinicians typically only consider interventional treatment options for moderate to severe GERD. Therefore, it is reasonable to expect the MUSE™ system would be primarily used to treat moderate and severe GERD in practice. The system has received 510(k) marketing clearance from the FDA in the United States, as well as a CE mark in Europe and a license from Health Canada. It is also cleared for use in Turkey and in Israel.

On June 3, 2019, we entered into a Licensing and Sale Agreement with Shanghai Golden Grand-Medical Instruments Ltd. (Golden Grand) for the know-how licensing and sale of good relating to the Medigus Ultrasonic Surgical Endostapler (MUSE™) system in China, Hong Kong, Taiwan and Macao. Under the agreement, we committed to provide a license, training services and goods to Golden Grand in consideration for $3,000,000 to be paid to us in four milestone based installments. To date, some of these milestones have been achieved and the Company has received $1,800,000. The final milestone shall be completed and the final installment paid upon completion of a MUSE™ assembly line in China.

Other Activities

Algomizer Ltd.

We currently own a minority stake in Algomizer and Linkury, which operates in the field of software development, marketing and distribution to internet users. Algomizer recently announced its intention to focus its efforts on Linkury Ltd, its subsidiary, which is the main source of Algomizer’s revenues and operations, with a goal of expanding its product portfolio in the field of technological solutions for advertising and media. In the coming year, Algomizer plans to launch new products in the sector of advertising technologies and mobile. Furthermore, Algomizer continues its efforts to seek opportunities of engaging in acquisitions of companies with significant revenues and commercial potential.

Matomy Media Group Ltd.

In addition, we hold approximately 24.99% of Matomy’s outstanding share capital. Matomy is dually listed on the London and Tel Aviv Stock Exchanges.

Corporate Information

We were incorporated in the State of Israel on December 9, 1999, as a private company pursuant to the Israeli Companies Ordinance (New Version), 1983. In February 2006, we completed our initial public offering in Israel, and our ordinary shares have since traded on TASE, under the symbol “MDGS”. In May 2015, we listed the ADSs on Nasdaq, and since August 2015 the ADSs have been traded on Nasdaq under the symbol “MDGS”. Our Series C warrants have been trading on Nasdaq under the symbol “MDGSW” since July 2018. Each Series C warrant is exercisable into one ADS for an exercise price of $3.50 and will expire five years from the date of issuance. Each ADS represents 20 ordinary shares.

We are a public limited liability company and operate under the provisions of Israel’s Companies Law, 5759-1999, as amended. Our registered office and principal place of business are located at Omer Industrial Park, No. 7A, P.O. Box 3030, Omer 8496500, Israel and our telephone number in Israel is +972-72-260-2200. Our website address is www.medigus.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus.

THE OFFERING

The following summary contains basic information about the ADSs and Warrants offered hereby. This description is not complete and does not contain all of the information that you should consider before investing in these securities. For a more complete understanding of our ADSs and Warrants, you should read “Item 10. Additional Information— A. Share Capital— Warrants,” “Item 10. Additional Information— C. Material Contracts” and “Item 12. Description of Securities Other Than Equity Securities— D. American Depositary Shares” included in our 2019 Annual Report, which is incorporated by reference herein.

Issuer	Medigus Ltd., an Israeli company

Securities Offered:

Series A Warrants

Number of Series A Warrants	535,730

Terms of Series A Warrants	Every Series A Warrant is exercisable for one ADS at an exercise price of $14 per ADS, and are exercisable at any time after the date of issuance (or, at the election of the purchaser, six months following the issuance date) and will expire five years from the date of issuance. To better understand the terms of the Series A Warrants, you should carefully read the “Description of Warrants” section of this prospectus. You should also read the form of Series A Warrant, which is filed as an exhibit to the registration statement of which this prospectus form a part.

Series C Warrants

Number of Series C Warrants	3,263,325

Terms of Series C Warrants	Each Series C Warrant is exercisable for one ADS at an exercise price of $3.50 per ADS, is immediately exercisable and expires five years from the date of issuance. To better understand the terms of the Series C Warrants, you should carefully read the “Description of Warrants” section of this prospectus. You should also read the form of Warrant Agent Agreement, which is filed as an exhibit to the registration statement of which this prospectus form a part.

Placement Agent Warrants

Number of Placement Agent Warrants	37,501

Terms of Placement Agent Warrants	Every Placement Agent Warrant is exercisable for one ADS at an exercise price of $17.50 per ADS, are exercisable at any time after the date of issuance and will expire five years from the date of issuance.

Underwriter Warrants

Number of Underwriter Warrants	198,637

Terms of Underwriter Warrants	Each Underwriter Warrant is exercisable for one ADS at an exercise price of $4.375 per ADS and has been exercisable since immediately following issuance and until July 18, 2023.

ADSs

Each ADS represents twenty (20) ordinary shares. The ADSs initially will be evidenced by American Depositary Receipts (“ADRs”), executed and delivered by the Bank of New York Mellon, as depositary (the “Depositary”).

The Depositary, as depositary, will be the holder of the ordinary shares underlying your ADSs and you will have rights as provided in the Deposit Agreement among us, the Bank of New York Mellon as depositary, and owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”), a form of which has been filed as Exhibit 1 to our registration statement on Form F-6 filed with the SEC on May 7, 2015.

Subject to compliance with the relevant requirements set out in the prospectus, you may turn in your ADSs to the Depositary in exchange for ordinary shares underlying your ADSs.

The Depositary will charge you fees for such exchanges pursuant to the Deposit Agreement.

Use of Proceeds	We will not receive any proceeds from the sale of the ADSs by the selling shareholders. We will, however, receive the net proceeds of any warrants exercised for cash by the selling shareholders if and when exercised. We currently intend to use the net proceeds for general corporate purposes. See “Use of Proceeds” for additional information.

Listing	The ADSs are listed on Nasdaq under the trading symbol “MDGS.” The Ordinary Shares represented by the ADSs are listed on TASE, under the trading symbol “MDGS”. The Series C Warrants are listed on Nasdaq under the trading symbol “MDGSW.”

Dividend Policy	We have never declared or paid any cash dividends to our shareholders, and we currently do not expect to declare or pay any cash dividends in the foreseeable future. See “Dividend Policy”.

Risk Factors	Before deciding to invest in our securities, you should carefully consider the risks related to our business, the offering and our securities, and our location in Israel. See “Risk Factors” in this prospectus and “Item 3. Key Information– D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019 incorporated by reference herein, and other information included or incorporated by reference in this prospectus, for a discussion of factors you should carefully consider before investing in our securities.

Depositary	The Bank of New York Mellon

risk factors

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk factors set forth below and in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing our Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein may include forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” on page 6 of this prospectus, and certain other matters discussed in this prospectus and the information incorporated by reference herein, and other publicly available sources. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	recent material changes in our strategy;

●	our ability to sell or license our MUSE™ technology;

●	ScoutCam Inc.’s commercial success in commercializing the ScoutCam™ system;

●	projected capital expenditures and liquidity;

●	the overall global economic environment as well as the impact of the coronavirus strain COVID-19;

●	the impact of competition and new technologies;

●	general market, political, reimbursement and economic conditions in the countries in which we operate;

●	government regulations and approvals;

●	litigation and regulatory proceedings; and

●	those factors referred to in “Item 3. Key Information – D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects”, in our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference in this prospectus.

use of proceeds

This prospectus relates to ordinary shares represented by ADSs that may be offered and sold from time to time by the selling shareholders. We will not receive any of the proceeds resulting from the sale of ADSs by the selling shareholders. All 4,035,193 ADSs covered by the registration statement of which this prospectus is a part are issuable upon exercise of warrants. We will receive the exercise price of any ADSs we sell to the selling shareholders upon exercise of the warrants issued to the selling shareholders.

We expect to use the proceeds received from the exercise of the warrants, if any, for general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering. In addition, while we have not entered into any binding agreements or commitments relating to any significant transaction as of the date of this prospectus, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

There is no assurance that the holders of any of the warrants will elect to exercise any or all of their warrants.

capitalization

The following table sets forth our consolidated capitalization as of December 31, 2019.

The information in the following table should be read in conjunction with and is qualified in its entirety by reference to the financial statements and notes thereto included in our most recent Annual Report on Form 20-F and the other financial information incorporated by reference into this prospectus.

As of December 31, 2019
Actual
(U.S. Dollars, in thousands)
Cash and cash equivalents	$7,036
Total debt(1)	1,838
Equity:
Ordinary shares, par value NIS 1.00 per share: 250,000,000 ordinary shares authorized; 82,598,738 ordinary shares outstanding	22,802
Share premium	47,873
Other reserves	12,492
Receipts on account of warrants	197
Accumulated deficit	(76,657)
Equity attributable to owners of Medigus Ltd.	6,707
Non-controlling interests	1,424
Total equity	8,131
Total capitalization and indebtedness	$13,334

(1)	Excludes $3,365 thousands, which are classified as current liabilities.

The preceding table excludes as of December 31, 2019: (i) 4,276,380 ordinary shares issuable upon the exercise of outstanding options at a weighted average exercise price of NIS 0.88 per share or $0.26 per share (based on the exchange rate reported by the Bank of Israel on such date), equivalent to 213,819 ADSs at a weighted average exercise price of $5.12 per ADS, (ii) 89,928,240 ordinary shares issuable upon the exercise of warrants to purchase 4,496,412 ADSs at a weighted average exercise price of $4.97 per ADS.

Description of share capital

You should carefully consider the information disclosed in our Annual Report on Form 20-F for the year ended December 31, 2019, “Item 10. – Additional Information”, “Item 12.D – American Depositary Shares” and Exhibit 2.5 to our Annual Report on Form 20-F for the year ended December 31, 2019, all of which is incorporated by reference in to this prospectus as well as the information disclosed in the other reports we file from time to time with the SEC as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act.

DESCRIPTION OF WARRANTS

Series A Warrants

The following summary of certain terms and provisions of the outstanding Series A warrants is not complete and is subject to, and qualified in its entirety by the provisions of the form of Series A Warrant, which is filed as an exhibit to the registration statement of which this prospectus form a part.

Exercisability

The Series A Warrants are exercisable until five years from the date of issuance. The Series A Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below), and other applicable charges and taxes. The holder does not have the right to exercise the Series A Warrants, in whole or in part, if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the Series A Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Cashless Exercise

In the event that a registration statement covering the ordinary shares to be represented by ADSs underlying the Series A warrants is not effective, or no current prospectus is available for the issuance of the ordinary shares to be represented by ADSs underlying the Series A warrants, the holder may, in its sole discretion, exercise the Series A warrants and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of ADSs determined according to the formula set forth in the Series A warrant agreement.

Exercise Price

The exercise price per ADS purchasable upon exercise of the Series A warrants is equal to $14.00 per ADS and is subject to adjustments for stock splits, reclassifications, subdivisions, and other similar transactions.

Fundamental Transaction

If, at any time while the Series A Warrants are outstanding, (1) we consolidate or merge with or into another corporation and we are not the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of the ordinary shares are permitted to sell, tender or exchange their ordinary shares for other securities, cash or property and has been accepted by the holders of 50% or more of the ordinary shares, (4) we effect any reclassification or recapitalization of the ordinary shares or any compulsory exchange pursuant to which the ordinary shares are converted into or exchanged for other securities, cash or property, or (5) we consummate a securities purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding ordinary shares, each, a “Fundamental Transaction”, then upon any subsequent exercise of Series A warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of ordinary shares then issuable upon exercise of those Series A warrants, and any additional consideration payable as part of the Fundamental Transaction.

In the event of an Fundamental Transaction (other than a Fundamental Transaction not approved by the Company’s Board of Directors), we or any successor entity shall, at the option of a registered holder of a Series A warrant, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase the Series A warrants of that holder from that holder by paying to that holder an amount of cash equal to the Black Scholes value of the remaining unexercised Series A warrants of that holder on the date of the consummation of such Fundamental Transaction.

Transferability

Subject to applicable laws, the Series A Warrants may be transferred at the option of the holders upon surrender of the Series A Warrants to us, together with the appropriate instruments of transfer.

Listing

The Series A Warrants will be issued in physical form. We do not plan on applying to list the Series A warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Rights as a Shareholder

Except as otherwise provided in the Series A Warrant or by virtue of such holder’s ownership of ADSs or ordinary shares, the holder of Series A War rants does not have rights or privileges of a holder of ADSs or ordinary shares, including any voting rights, until the holder exercises the warrants.

Placement Agent Warrants

The Placement Agent Warrants are exercisable for one ADS at an exercise price of $17.50 per ADS, are exercisable at any time after the date of issuance and will expire five years from the date of issuance. Otherwise, the Placement Agent Warrants will have substantially the same terms as the Series A Warrants.

Series C Warrants

The following summary of certain terms and provisions of the outstanding Series C warrants is not complete and is subject to, and qualified in its entirety by the provisions of the form of Series C Warrant, which is filed as an exhibit to the registration statement of which this prospectus form a part.

Exercisability

The Series C Warrants are exercisable at any time up to the date that is five years from the date of issuance. The Series C Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us and the warrant agent a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the warrant, the holder will not have the right to exercise the warrants, in whole or in part, if the holder (together with its affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the Series C Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Cashless Exercise

In the event that a registration statement covering the ADSs underlying the Series C Warrants is not effective, and an exemption from registration is not available for the resale of ADSs underlying the Series C Warrants, the holder may, in its sole discretion, exercise the Series C Warrants and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of ADSs determined according to the formula set forth in the warrant agent agreement.

Exercise Price

The exercise price per ADS purchasable upon exercise of the Series C Warrants is equal to $3.50 and is subject to adjustments for stock splits, reclassifications, subdivisions, and other similar transactions.

Fundamental Transaction

If, at any time while the Series C Warrants are outstanding, (1) we consolidate or merge with or into another corporation whether or not the Company is the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, or any of its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X) (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of the ordinary shares are permitted to sell, tender or exchange their ordinary shares for other securities, cash or property and has been accepted by the holders of 50% or more of the ordinary shares, (4) we consummate a securities purchase agreement or other business combination with another person or entity whereby such other person or entity acquires at least 50% of the outstanding ordinary shares, (5) we effect any reclassification or recapitalization of the ordinary shares or any compulsory exchange pursuant to which the ordinary shares are converted into or exchanged for other securities, cash or property, or each, a “Fundamental Transaction,” then upon any subsequent exercise of Series C Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of ordinary shares then issuable upon exercise of those Series C Warrants, and any additional consideration payable as part of the Fundamental Transaction.

In the event of an Fundamental Transaction (other than a Fundamental Transaction not approved by the Company’s Board of Directors), we or any successor entity shall, subject to any applicable law, at the option of a registered holder of a Warrant, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase the Warrants of that holder from that holder by paying to that holder an amount of cash equal to the Black Scholes value of the remaining unexercised Series C Warrants of that holder on the date of the consummation of such Fundamental Transaction.

Transferability

Subject to applicable laws, the Series C Warrants may be transferred at the option of the holders upon surrender of the Series C Warrants to the warrant agent, together with the appropriate instruments of transfer.

Warrant Agent and Listing

The Series C Warrants were issued in registered form under the warrant agent agreement between us and the warrant agent. The Series C Warrants are listed on the Nasdaq Capital Market under the symbol “MDGSW” since July 23, 2018.

Rights as a Shareholder

Except as otherwise provided in the warrant agreement or by virtue of such holder’s ownership of ADSs or ordinary shares, the holder of Series C Warrants does not have rights or privileges of a holder of ADSs or ordinary shares, including any voting rights, until the holder exercises the warrants.

Underwriter Warrants

Each Underwriter Warrant is exercisable for one ADS at an exercise price of $4.375 per ADS and has been exercisable since immediately following issuance and until July 18, 2023.

PLAN OF DISTRIBUTION

This prospectus relates to 535,730 of our ADSs issuable upon the exercise of 535,730 unexercised Series A Warrants issued to public investors in our initial public offering and 37,501 additional ADSs underlying 37,501 unexercised Placement Agent Warrants issued to the Placement Agent for that offering. The Series A Warrants were offered and sold by us in a public offering completed on March 29, 2017, pursuant to a prospectus dated March 23, 2017, which prospectus also covered the offer and sale by us of the ADSs underlying the warrants. The ongoing offer and sale by us of the ADSs issuable upon exercise of the warrants is being made pursuant to this prospectus.

This prospectus furthermore relates to 3,263,325 of our ADSs issuable upon the exercise of 3,263,325 outstanding Series C Warrants and 198,637 additional ADSs underlying 198,637 Underwriter Warrants. The Series C Warrants were offered and sold by us in a public offering that closed on July 23, 2018, pursuant to a prospectus dated July 19, 2018.

Every Series A Warrant and every Placement Agent Warrant is exercisable, in each case for one ADS, representing 20 Ordinary Shares, at exercise prices of $14 and $17.50, respectively, per ADS. Series A Warrants are exercisable until five years from the date on which they were issued. Each Placement Agent Warrant is exercisable until five years from the date on which it was issued.

Each Series C Warrant and each Underwriter Warrant is exercisable, in each case, for one ADS at an exercise price of $3.50 and $4.375, respectively, per ADS. Series C Warrants are exercisable until five years from the date on which they were issued. Each Underwriter Warrant is exercisable until July 18, 2023.

The Warrants can also be exercised, under certain conditions, using a cashless exercise mechanism, in which the number of shares issued would be decreased in accordance with the reduced cash realization price. In addition, the Warrants’ exercise price is adjustable upon certain events.

We will deliver ADSs upon exercise of the Warrants, in whole or in part. We will not issue fractional ADSs. Each Warrant contains instructions for the exercise. In order to exercise a Warrant, the holder must deliver the information required by the applicable Warrant Agreement, along with payment of the exercise price, if the exercise price is being paid in cash, for the ADSs to be purchased. We will then deliver our ADSs in the manner described in the applicable Warrant Agreement.

EXPENSES OF THE OFFERING

The following is a statement of estimated expenses to be incurred by us in connection with the registration of the securities registered hereby, all of which will be borne by us. All amounts shown are estimates except the SEC registration fee.

SEC registration fees	$733.28
Legal fees and expenses	$5,000
Accountant’s fees and expenses	$5,000

Total	$10,733.28

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file or furnish later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus and will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. This prospectus incorporates by reference the documents listed below, and any future Annual Reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC (but only to that extent that such Form 6-K states that it is incorporated by reference herein), in each case, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated.

We incorporate by reference the following documents or information that we have filed with the SEC:

●	the description of our ordinary shares, par value NIS 1.00 per share, and the American Depositary Shares representing the ordinary shares, contained in our Registration Statement on Form 20-F filed with the SEC on May 7, 2015, including any subsequent amendment or any report filed for the purpose of updating such description; and

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on April 21, 2020.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus, upon written or oral request to us at the following address:

Omer Industrial Park, No. 7A, P.O. Box 3030

Omer 8496500, Israel

Tel: +972-72-260-2200

Attention: Tatyana Yosef, Chief Financial Officer

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel.

EXPERTS

The financial statements of Medigus Ltd. incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1(b) to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), an independent registered public accounting firm and a member firm of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

Kesselman & Kesselman did not audit the financial statements of Algomizer Ltd., an 8% equity investment of the Company, as of and for the year ended December 31, 2019, which is reflected in the consolidated financial statements of the Company for that period. Those statements were audited by Brightman Almagor Zohar & Co., Certified Public Accountant (Isr.), a firm in the Deloitte Global Network, whose report thereon is incorporated in this Prospectus by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

We maintain a corporate website at www.medigus.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under applicable corporate or securities laws and regulations, including posting any notices of general meetings of our shareholders.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is applicable, then it must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

●	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of a fiduciary duty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

Under the Companies Law and the Securities Law, 5738-1968, or the Securities Law, a company may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder, either in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a monetary liability incurred by or imposed on the office holder in favor of another person pursuant to a court judgment, including pursuant to a settlement confirmed as judgment or arbitrator’s decision approved by a competent court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking will detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including reasonable attorneys’ fees, which were incurred by the office holder as a result of an investigation or proceeding filed against the office holder by an authority authorized to conduct such investigation or proceeding, provided that such investigation or proceeding was either (i) concluded without the filing of an indictment against such office holder and without the imposition on him of any monetary obligation in lieu of a criminal proceeding; (ii) concluded without the filing of an indictment against the office holder but with the imposition of a monetary obligation on the office holder in lieu of criminal proceedings for an offense that does not require proof of criminal intent; or (iii) in connection with a monetary sanction;

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or which were imposed on the office holder by a court (i) in a proceeding instituted against him or her by the company, on its behalf, or by a third party, (ii) in connection with criminal indictment of which the office holder was acquitted, or (iii) in a criminal indictment which the office holder was convicted of an offense that does not require proof of criminal intent;

●	a monetary liability imposed on the office holder in favor of a payment for a breach offended at an Administrative Procedure (as defined below) as set forth in Section 52(54)(a)(1)(a) to the Securities Law;

●	expenses incurred by an office holder or certain compensation payments made to an injured party that were instituted against an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees; and

●	any other obligation or expense in respect of which it is permitted or will be permitted under applicable law to indemnify an office holder, including, without limitation, matters referenced in Section 56H(b)(1) of the Securities Law.

An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Under the Companies Law and the Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of a fiduciary duty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a monetary liability imposed on the office holder in favor of a third party;

●	a monetary liability imposed on the office holder in favor of an injured party at an Administrative Procedure pursuant to Section 52(54)(a)(1)(a) of the Securities Law; and

●	expenses incurred by an office holder in connection with an Administrative Procedure, including reasonable litigation expenses and reasonable attorneys’ fees.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of fiduciary duty, except for indemnification and insurance for a breach of the fiduciary duty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a civil or administrative fine, monetary sanction or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee and the board of directors and, with respect to directors or controlling shareholders, their relatives and third parties in which such controlling shareholders have a personal interest, also by the shareholders.

Our articles of association permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by law. Our compensation committee, the board of directors and our shareholders have approved on March 6, 2019, March 28, 2019 and July 25, 2019, certain amendments to our compensation policy, with such amendments increasing the annual premium and coverage limit for the directors and officers insurance policy.

Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

The index to exhibits appears below on the page immediately preceding the signature pages of this registration statement.

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by an undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1	Form of Deposit Agreement between Medigus Ltd., The Bank of New York Mellon as Depositary, and owners and holders from time to time of ADSs issued thereunder, including the Form of American Depositary Shares (previously filed with the SEC on May 7, 2015, as an exhibit to our annual report on Form 20-F (File No. 001-37381) and incorporated by reference herein).
4.2	Form of Warrant Agent Agreement between Medigus Ltd. and Computershare Inc., as warrant agent, including the Form of Series C Warrant (previously filed with the SEC on July 18, 2018, as an exhibit to our registration statement on Form F-1 (File No. 333-2225610) and incorporated by reference herein).
4.3	Form of Series A Warrant (previously filed with the SEC on March 23, 2017, as an exhibit to our registration statement on Form F-1 (File No. 333-216155) and incorporated by reference herein).
4.4	Form Of Placement Agent Warrant (previously filed with the SEC on March 23, 2017, as an exhibit to our registration statement on Form F-1 (File No. 333-216155) and incorporated by reference herein).
4.5	Form of Underwriter Warrant (previously filed with the SEC on July 18, 2018, as an exhibit to our registration statement on Form F-1 (File No. 333-2225610) and incorporated by reference herein).
4.6	Form of Underwriter Agreement (previously filed with the SEC on July 18, 2018, as an exhibit to our registration statement on Form F-1 (File No. 333-2225610) and incorporated by reference herein).
5.1*	Opinion of Meitar | Law Offices
23.1*	Consent of Meitar | Law Offices (included in Exhibit 5.1)
23.2*	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited
23.3*	Consent of Brightman Almagor Zohar & Co., Certified Public Accountant (Isr.), a firm in the Deloitte Global Network, independent registered public accounting firm for Algomizer Ltd.
24.1*	Power of Attorney (included on signature page of this registration statement)
101	Financial information from Medigus Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2019 formatted in XBRL (eXtensible Business Reporting Language)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omer, State of Israel, on April 21, 2020.

MEDIGUS LTD.

By:	/s/ Liron Carmel
Name:	Liron Carmel
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Medigus Ltd., a company incorporated under the laws of the State of Israel, do hereby constitute and appoint Liron Carmel and Tatiana Yosef, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, which relates to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Liron Carmel	Chief Executive Officer	April 21, 2020
Liron Carmel	(Principal Executive Officer)

/s/ Tatiana Yosef	Chief Financial Officer	April 21, 2020
Tatiana Yosef	(Principal Financial Officer)

/s/ Eliyahu Yoresh	Active Chairman of the Board	April 21, 2020
Eliyahu Yoresh

/s/ Ronen Rosenbloom	Director	April 21, 2020
Ronen Rosenbloom

/s/ Eli Cohen	Director	April 21, 2020
Eli Cohen

/s/ Kineret Tzedef	Director	April 21, 2020
Kineret Tzedef

Signature of authorized representative in the United States

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-3 on this 21st day of April 2020.

Medigus USA LLC

Authorized U.S. Representative

By:	/s/ Liron Carmel
Name:	Liron Carmel
Title:	Chief Executive Officer